Exhibit 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Tel-Save Holdings, Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated February 7, 1996, except for Notes 4, 6(c) and 10 which are dated March 25, 1996, relating to the consolidated financial statements and schedule of Tel-Save Holdings, Inc. and subsidiaries, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.



                                                        BDO Seidman, LLP


New York, New York
May 23, 1996